SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 9, 2005

(Date of earliest event reported)

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Company’s Current Report on Form 8-K dated May 24, 2005 (the “Form 8-K”), the Executive Compensation, Nominating and Corporate Governance Committee of the Board of Directors (the “Compensation Committee”) of Universal Corporation (the “Company”) authorized the award of restricted stock and stock appreciation rights to certain senior executives of the Company pursuant to the Universal Corporation 2002 Executive Stock Plan (the “Plan”). Prior to implementing the awards, however, the Compensation Committee modified its authorization on June 9, 2005, in order to take the following actions relating to executive compensation that supersede the actions authorized on May 24, 2005 and reported in the Form 8-K:

Restricted Stock Unit Awards. Effective May 24, 2005, the Compensation Committee approved the award of restricted stock units (in the form of phantom stock) to certain senior executives of the Company pursuant to the Plan. The following Named Executive Officers of the Company received restricted stock unit awards: Allen B. King, Hartwell H. Roper, James H. Starkey, III and William L. Taylor. A form Restricted Stock Unit Agreement applicable to such awards is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Stock Option Awards. Effective May 24, 2005, the Compensation Committee approved the grant of stock options to certain senior executives of the Company pursuant to the Plan. The following Named Executive Officers of the Company received stock option grants: Allen B. King, Hartwell H. Roper, James H. Starkey, III and William L. Taylor. A form Stock Option Agreement applicable to such grants is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

No.	Description
99.1	Form Restricted Stock Unit Agreement dated May 24, 2005.*

99.2	Form Stock Option Agreement dated May 24, 2005.*

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date: June 9, 2005	By:	/s/ George C. Freeman, III
George C. Freeman, III
General Counsel and Secretary

Exhibit Index

Exhibit Number	Document
99.1	Form Restricted Stock Unit Agreement dated May 24, 2005.*

99.2	Form Stock Option Agreement dated May 24, 2005.*

*	Filed Herewith